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                                                                   EXHIBIT 10.52

          FURTHER AMENDMENT TO OPTION RE CLOSING DATE AND OTHER MATTERS

               This SECOND AMENDMENT TO OPTION AGREEMENT RE OPTION CLOSING DATE AND OTHER MATTERS dated April 13, 2001 (the "Further Amendment") is made in reference to that certain Option Agreement dated May 15, 1999, and as amended on January 31, 2001 (herein collectively the "Option Agreement"), by and between Robert S. Cope and Elizabeth Cope, husband and wife, and the Cope Family Trust dated September 12, 1972 (the "Trust") and Robert S. Cope in his capacity as Trustee of the Trust (herein individually and collectively "Cope"), on the one hand and Corey M. Patick, an individual, and/or his designee or assignee (herein collectively "Patick"), on the other hand.

                                    RECITALS

               WHEREAS, the Option Agreement, Section 5, presently provides for the Option Closing to be held on or before April 16, 2001, and the parties (for consideration received which the parties hereby acknowledge and agree is adequate and sufficient for such purposes including without the within mutual agreements and covenants) mutually desire and intend and hereby do agree to extend such Option Closing to the date provided for herein below (referred to herein as the "Option Closing Date") and to otherwise modify and amend the Option Agreement as provided for herein below;

               WHEREAS, the parties have memorialized their understandings and agreement regarding the extended Option Closing Date and as otherwise expressly provided for in this Further Amendment;

                                    AGREEMENT

               NOW, THEREFORE, the undersigned parties intending to be legally bound and obligated thereby, in consideration of the premises and otherwise, do hereby agree as follows:

               1. Recitals. The Recitals set forth above are hereby incorporated into and made a part of this Further Amendment.


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               2. Option Closing Date. The Option Closing Date provided for and/or referred to in Section 5 and elsewhere in the Option Agreement is hereby extended to August 31, 2001, except that in his sole discretion and election Cope is entitled to terminate the within extended Option Closing Date as expressly provided for in 2.2 below.

                      2.1 Cope will cause the Company to provide the "Due Diligence" information/material provided for in the Exhibit to the January 31, 2001 Amendment referenced above by no later than May 15, 2001 (or the May 15, 2001 date provided for in Section 2.2 below shall be extended by the number of days after May 15, 2001 that it takes for Cope to cause the Company to provide all of such Due Diligence information/material to Patick).

                      2.2 If at any time following May 15, 2001, the Company enters into a contract with an investment banker, business broker or other similar person or entity to assist the Company in the sale of all or substantially all of the Company's assets and/or issued and outstanding stock (collectively herein the "Possible Sale of the Company"), which the Company has not yet determined and/or even considered doing, then at any time following the date of the entering into any such contract for the Possible Sale of the Company (the "Event") Cope shall be entitled to provide Patick with thirty (30) days prior written note of such Event ("Event Notice"); and Patick shall thereby be required to consummate the closing and purchase of the Cope Option Stock prior to the expiration of such thirty day period of time (the "Accelerated Option Closing Date") pursuant to and in accordance with the Option Agreement (failing which timely performance Patick's rights to purchase and acquire the Option Stock under the Option Agreement shall thereafter automatically terminate and expire as a result of such nonperformance by Patick following the Event Notice).

               3. Accountant's Authorization Letter. The provision in Section 11(F) of the Option Agreement, pertaining to the delivery of a letter from the Company's outside accountant and auditor ("to cause the Company to . . . obtain and deliver to Patick prior to the Option Closing written authorization from the Company's independent certified public accountants, whose report covers the Company's most recently completed annual audited consolidated financial statements, written authorization by such accountants") is hereby deleted from the Option Agreement (and Patick will instead rely, as it pertains to such audit report(s), on his status as a shareholder/recipient of the accountant/auditors' reports on the Company's audited 2000 and other Financial Statements for purposes of the Option Agreement).


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               4. Cope Stock Put. Section 6 of the Option Agreement (referred to as the "Cope Stock Put") is no longer operative, in light of Cope's lack of exercise of his rights thereunder; and, accordingly, such Section is hereby deleted from the Option Agreement in its entirety.

               5. Future Lease Obligation. Section 9 of the Option Agreement is, by mutual agreement of Cope and Patick, deleted from the their Option Agreement in its entirety (without affecting any rights the Company may have in and in respect of such matters).


               6. Continuation of Option Agreement. This Further Amendment is made pursuant to and in accordance with Section 21 of the Option Agreement. Defined terms used in the Option Agreement, and appearing herein, are hereby adopted for purposes of this Option Amendment. Except as expressly provided for in this Option Amendment, all terms and conditions of the Option Agreement remain unchanged, in full force and effect and operative and binding on the parties as provided for in the Option Agreement.


               IN WITNESS WHEREOF, the parties thereunto duly authorized have executed this Agreement in Pomona, California effective as of the date first set forth above.

                                    ("Cope")

                                    Robert S. Cope

                                    Elizabeth Cope

                                    THE COPE FAMILY TRUST


                                    By
                                        Robert S. Cope, Trustee


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                                    ("Patick")

                                    Corey M. Patick



ACKNOWLEDGED AND AGREED


AUTO-GRAPHICS, INC.
(the "Company")



By
   Michael S. Skiles, President



By
   Michael F. Ferguson, Secretary




cc: Daniel H. Luciano, Esq.
    Bill D. Ringer, Esq.
    Robert H. Bretz, Esq.

ACKNOWLEDGED

ROBERT H. BRETZ, AS
THE ESCROW HOLDER
UNDER THAT CERTAIN ESCROW LETTER
AGREEMENT March 23, 2000


By
   Robert H. Bretz, Esq.


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